Exhibit 99.1

GlobalSCAPE, Inc. Rebrands to Focus on Helping Business Flow Brilliantly
Continued evolution of Cloud Initiatives Leads to Shift in Mission, Message and Brand Identity

SAN ANTONIO – January 30, 2018 – GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today unveiled a fundamentally new brand identity that embodies the company’s evolution to a cloud software and services provider. With the assistance of award-winning London-based B2B marketing firm Earnest Agency, Globalscape has undergone a full-scale branding review that resulted in the creation of a new brand identity, logo and narrative for the company, which centers on Globalscape’s role in making business flow brilliantly.

In an era of intense pressure for efficiency in large organizations, IT departments are struggling with controlling, integrating and governing data, particularly with the rapid move to cloud applications and storage. In reviewing the challenges facing Globalscape’s clients, the company identified a new mission which fully aligned with its capabilities and represented an evolution of its longstanding vision – simply and securely automating the flow of information between people, places and applications – in and out of the cloud.

Globalscape maintains three primary products that ensure data flows effortlessly, yet securely, through a business, including:

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Enhanced File Transfer(EFTTM): EFT is an award-winning managed file transfer (MFT) platform that provides organizations with the ability to securely manage and protect their data, comply with strict industry regulations, create complex automated workflows, among other things. In 2017, significant functionality was introduced to support use in Amazon Web Services (AWS) and Microsoft Azure.

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EFT Arcus (announced today): EFT Arcus is a new SaaS managed file transfer (MFT) platform that allows business partners, customers and employees to exchange data securely, reliably and efficiently with a pay-as-you-go pricing model.

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Kenetix: Kenetix is an integration platform-as-a-service (iPaaS) that allows business users and IT to easily integrate data and applications across their organization, empowering stakeholders to access the data they need to get their jobs done.

Globalscape’s suite of solutions have been architected to help customers reconcile two conflicting business needs: keeping the data they need at their fingertips, while ensuring security and compliance. These solutions provide decentralized IT environments with a way to break down data silos and increase levels of connectivity and access.

The rebranding review was based upon extensive interviews with executives, customers, team members and investors, ultimately leading to the new tagline – “Make Business Flow Brilliantly” – and a new visual identity. The new colorful logo’s shifting background wave of colors represents the perpetual, brilliant flow of data inside a business. Globalscape’s technology is the conduit through which data flow and business flow are viewed and created.

Supporting Quotes:
Matt Goulet, Chief Executive Officer at Globalscape
“Large organizations are composed of millions of moving parts and there are a lot of barriers that impact not only their success, but ultimately their survival. Globalscape offers a comprehensive answer to the major challenges around controlling, moving, integrating and governing data and we wanted to reflect that in our brand. With this new logo, tagline and overall direction for the organization, we’re able to tap into the achievements of Globalscape over the past 20 years, and prepare ourselves for the next 20.”

About Globalscape
Globalscape, Inc. (NYSE MKT: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between applications, people and places, in and out of the cloud.  Globalscape provides cloud services that automate your work, secure your data and integrate your applications – while giving visibility to those who need it. Globalscape makes business flow brilliantly.  For more information, visit http://www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

Globalscape Press Contact
Contact: Emily Eldridge
Phone Number: (512) 792-2544
Email: globalscape@shiftcomm.com

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